Exhibit 5
                                                                     ---------


                         Knight/Trimark Group, Inc.
                         Newport Tower, 29th Floor
                            525 Washington Blvd.
                           Jersey City, NJ 07310


                                                January 29, 1999


Knight/Trimark Group, Inc.
Newport Tower, 29th Floor
525 Washington Blvd.
Jersey City, New Jersey 07310

            Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

            Knight/Trimark Group, Inc., a Delaware corporation (the "Company"), is registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement"), up to 7,409,500 shares (the "Shares") of Class A Common Stock of the Company, par value $0.01 per share ("Common Stock"). The Shares consist of 7,145,500 shares of Common Stock which have been reserved for issuance upon exercise of stock options (the "Long Term Incentive Plan Shares") that have been granted under the Company's 1998 Long Term Incentive Plan (the "1998 Long Term Incentive Plan") and 264,000 shares of Class A Common Stock which have been reserved for issuance upon exercise of stock options (the "Nonemployee Director Plan Shares") that have been or may be granted under the Company's 1998 Nonemployee Director Stock Option Plan, as amended and restated (the "1998 Nonemployee Director Stock Option Plan").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            As General Counsel of the Company, I have general supervision over the Company's legal affairs. In such capacity, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (a) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (b) the 1998 Long Term Incentive Plan, (c) the 1998 Nonemployee Director Stock Option Plan, (d) a specimen certificate evidencing the Common Stock, (e) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect, (f) the Amended and Restated By-Laws of the Company, as presently in effect, (g) certain resolutions of the Board of Directors of the Company relating to, among other things, the 1998 Long Term Incentive Plan and the 1998 Nonemployee Director Stock Option Plan (collectively, the "Board Resolutions") and (h) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In examining documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, I have assumed that (i) the certificates representing the Long Term Incentive Plan Shares and the Nonemployee Director Plan Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by me and (ii) prior to the issuance of any Long Term Incentive Plan Shares or Nonemployee Director Stock Option Plan Shares, the Company and the relevant optionee will have duly entered into stock option or similar agreements ("Agreements") in accordance with the Board Resolutions and the 1998 Long Term Incentive Plan or the 1998 Nonemployee Director Stock Option Plan, as the case may be.

            Based upon and subject to the foregoing, I am of the opinion that the Long Term Incentive Plan Shares and the Nonemployee Director Plan Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.


                                                Very truly yours,


                                                /s/ Michael T. Dorsey
                                                    Senior Vice President and
                                                    General Counsel